SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2001
(To Prospectus dated October 22, 2001)


                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2001-28
                                    Issuer

                            -----------------------

---------------------
The Class 2-A-4
Certificates
represent
obligations of the    The Class 2-A-4 Certificates
trust only and do
not represent an      o  This supplement relates to the offering of the Class
interest in or           2-A-4 Certificates of the series referenced above.
obligation of CWMBS,     This supplement does not contain complete information
Inc., Countrywide        about the offering of the Class 2-A-4 Certificates.
Home Loans, Inc.,        Additional information is contained in the prospectus
Countrywide Home         supplement dated November 26, 2001, prepared in
Loans Servicing LP       connection with the offering of the offered
or any of their          certificates of the series referenced above and in
affiliates.              the prospectus of the depositor dated October 22,
                         2001. You are urged to read this supplement, the
This supplement may      prospectus supplement and the prospectus in full.
be used to offer and
sell the offered      o  As of April 26, 2004, the class certificate balance
certificates only if     of the Class 2-A-4 Certificates was approximately
accompanied by the       $31,000,000.
prospectus
supplement and the
prospectus.
---------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 5, 2004

                               THE MORTGAGE POOL

     As of April 1, 2004 (the "Reference Date"), loan group 1 included approximately 153 Mortgage Loans having an aggregate Stated Principal Balance of approximately $63,572,829 and loan group 2 included approximately 102 Mortgage Loans having an aggregate Stated Principal Balance of approximately $41,725,216.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                 As of
                                                               April 1, 2004
                                                       ------------------------
                                                            Loan      Loan
                                                           Group     Group
                                                             1         2
Total Number of Mortgage Loans.........................    153        102
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
  31-60 days...........................................     0.00%     0.00%
  61-90 days...........................................     0.00%     0.00%
  91 days or more (excluding pending foreclosures).....     0.00%     1.96%
                                                            -----     -----
  Total Delinquencies..................................     0.00%     1.96%
                                                            =====     =====
Foreclosures Pending...................................     0.00%     0.98%
                                                            -----     -----
Total Delinquencies and foreclosures pending...........     0.00%     2.94%
                                                            =====     =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan in loan group 2 has been converted and is, as of the Reference Date, an REO loan.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $49.963 billion at March 31, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                    At February 28 (29),                   At December 31,                   At March 31,
                                ---------------------------     ---------------------------------------     --------------
                                    2000          2001           2001          2002            2003              2004
                                ------------  ------------     ------------  ------------   ------------    ------------
Delinquent Mortgage Loans and
  Pending Foreclosures
  at  Period End:
     30-59 days...............         1.36%        1.61%           1.89%         2.11%          2.77%           2.07%
     60-89 days...............         0.22         0.28            0.39          0.53           1.18%           0.73%
     90 days or more
        (excluding
        pending foreclosures).         0.16         0.14            0.23          0.35           1.45%           1.01%
                                ------------  ------------     ------------  ------------      ----------   -------------
          Total of
          delinquencies                1.75%        2.03%           2.50%          2.99%          5.41%           3.81%
                                ============  ============     ===========   ============      =========    =============
Foreclosures pending..........         0.16%        0.27%           0.31%          0.31%          1.39%           0.44%
                                ============  ============     ============  ============      =========    =============
Total delinquencies and
  foreclosures pending........         1.91%        2.30%           2.82%          3.31%          6.80%           4.24%
                                ============  ============     ============  ============      =========    ============
Net Gains/(Losses) on
  liquidated loans(1).........  $(3,076,240)  $(2,988,604)     $(5,677,141)  $(10,788,657)  $(16,159,208)   $(1,780,173)
                                ------------  ------------     ------------  ------------   ------------    ------------
Percentage of Net
  Gains/(Losses)
  on liquidated loans(1)(2)...       (0.017)%     (0.014)%          (0.022)%      (0.032)%       (0.033)%        (0.004)%
Percentage of Net
  Gains/(Losses)
  on liquidated loans (based
  on average outstanding
  principal balance)(1).......       (0.017)%     (0.015)%          (0.023)%      (0.033)%       (0.034)%        (0.004)%



------------------
          (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

          (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 2-A-4 CERTIFICATES

     The Class 2-A-4 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

     As of April 26, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 2-A-4 Certificates was approximately $31,000,000, evidencing a beneficial ownership interest of approximately 29.44% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $50,897,882 and evidenced in the aggregate a beneficial ownership interest of approximately 48.34% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $32,532,958 and evidenced in the aggregate a beneficial ownership interest of approximately 30.90% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $21,866,866 and evidenced in the aggregate a beneficial ownership interest of approximately 20.77% in the Trust Fund. For additional information with respect to the Class 2-A-4 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The April 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 2-A-4 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Class 2-A-4 Certificates,"

     o interest accrues on the Class 2-A-4 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each Non-Discount mortgage loan as described in the prospectus supplement,

     o distributions in respect of the Class 2-A-4 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 2-A-4 Certificates is May 5, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% of the Prepayment Assumption assumes prepayment rates will be 0.55% per annum in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 2-A-4 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                             Percentage of the
                                           Prepayment Assumption
                                     ---------------------------------
Distribution Date                    0%    100%    275%   400%    500%
-----------------                    ---   -----   -----  -----   ----
Initial.........................     100    100     100    100     100
May 2005........................     100     94     79      69     61
May 2006........................     100     86     61      45     33
May 2007........................     100     78     46      28     16
May 2008........................     98      71     35      17      6
May 2009........................     96      65     27      10      1
May 2010........................     94      59     21      6       0
May 2011........................     92      54     17      4       0
May 2012........................     90      50     14      3       0
May 2013........................     88      45     11      2       0
May 2014........................     85      41      9      2       0
May 2015........................     82      38      7      1       0
May 2016........................     79      34      6      1       0
May 2017........................     76      31      5      1       0
May 2018........................     73      28      4      0       0
May 2019........................     69      25      3      0       0
May 2020........................     65      22      2      0       0
May 2021........................     61      19      2      0       0
May 2022........................     57      17      1      0       0
May 2023........................     53      15      1      0       0
May 2024........................     48      13      1      0       0
May 2025........................     43      11      1      0       0
May 2026........................     37      9       0      0       0
May 2027........................     31      7       0      0       0
May 2028........................     25      5       0      0       0
May 2029........................     18      3       0      0       0
May 2030........................     11      2       0      0       0
May 2031........................      4      1       0      0       0
May 2032........................      0      0       0      0       0
Weighted Average Life (in years)*    18.4   9.8     4.1    2.5     1.7

--------------------------
(*) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,321,710, $200,000 and $0.00, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 2-A-4 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

          Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Certificate for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 2-A-4 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-4 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class 2-A-4 Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                               153
Aggregate Principal Balance                     $63,572,829
Average Principal Balance                         $415,509    $200,031 to $1,160,855
Weighted Average Mortgage Rate                     6.776%        6.125% to 8.125%
Net Weighted Average Mortgage Rate                 6.517%        5.866% to 7.866%
Weighted Average Original Term (months)              359            240 to 360
Weighted Average Remaining Term (months)             326            67 to 333
Weighted Average Combined Loan-to-Value Ratio      71.80%        22.82% to 95.00%




                                       MORTGAGE RATES

                                        Number of        Aggregate          Percent of
                                        Mortgage     Principal Balance    Mortgage Loans
Mortgage Rates(%)                         Loans         Outstanding      in Loan Group 1
-------------------------------------------------------------------------------------------
6.125                                       2             $739,768             1.16       %
6.250                                       3            $1,167,263            1.84
6.375                                       8            $3,625,042            5.70
6.500                                      22            $9,262,751           14.57
6.625                                      17            $6,551,209           10.31
6.750                                      45           $19,828,625           31.19
6.875                                      31           $12,227,260           19.23
7.000                                       6            $2,160,785            3.40
7.125                                       4            $1,720,778            2.71
7.250                                       9            $3,404,065            5.35
7.375                                       2            $1,010,292            1.59
7.500                                       1             $416,762             0.66
7.875                                       1             $571,451             0.90
8.000                                       1             $397,337             0.63
8.125                                       1             $489,441             0.77
-------------------------------------------------------------------------------------------

                                           153          $63,572,829           100.00      %
-------------------------------------------------------------------------------------------

                          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                       Number of        Aggregate          Percent of
Mortgage Loan                          Mortgage     Principal Balance    Mortgage Loans
Principal Balances                       Loans         Outstanding       in Loan Group 1
-------------------------------------------------------------------------------------------
$200,000.01 - $250,000.00                  1            $200,031              0.31        %
$250,000.01 - $300,000.00                  7           $2,079,772             3.27
$300,000.01 - $350,000.00                 43           $13,982,377            21.99
$350,000.01 - $400,000.00                 44           $16,534,147            26.01
$400,000.01 - $450,000.00                 24           $10,200,229            16.04
$450,000.01 - $500,000.00                  9           $4,336,768             6.82
$500,000.01 - $550,000.00                  5           $2,602,153             4.09
$550,000.01 - $600,000.00                 10           $5,783,970             9.10
$600,000.01 - $650,000.00                  5           $3,116,359             4.90
$750,000.01 - $1,000,000.00                4           $3,576,168             5.63
$1,000,000.01 - $1,500,000.00              1           $1,160,855             1.83
-------------------------------------------------------------------------------------------

Total                                     153          $63,572,829           100.00       %
-------------------------------------------------------------------------------------------

                          DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                       Number of        Aggregate          Percent of
                                       Mortgage     Principal Balance    Mortgage Loans
Type of Program                          Loans         Outstanding       in Loan Group 1
-------------------------------------------------------------------------------------------
Full/Alternative                          121          $51,235,674            80.59       %
Reduced                                   20           $7,933,397             12.48
CLUES Plus                                 9           $3,105,022             4.88
Streamlined                                3           $1,298,736             2.04
-------------------------------------------------------------------------------------------

Total                                     153          $63,572,829           100.00       %
-------------------------------------------------------------------------------------------




                               ORIGINAL LOAN-TO-VALUE RATIOS

                           Number of             Aggregate            Percent of
Range of Original           Mortgage         Principal Balance      Mortgage Loans
Loan-to-Value Ratios (%)     Loans              Outstanding         in Loan Group 1
---------------------------------------------------------------------------------------
50.00 or Below                 9                $3,636,680               5.72         %
50.01 - 55.00                  4                $1,375,693               2.16
55.01 - 60.00                  7                $3,652,406               5.75
60.01 - 65.00                  10               $4,202,431               6.61
65.01 - 70.00                  18               $8,650,452               13.61
70.01 - 75.00                  26               $11,608,969              18.26
75.01 - 80.00                  73               $28,539,024              44.89
80.01 - 85.00                  2                 $644,981                1.01
85.01 - 90.00                  3                 $947,542                1.49
90.01 - 95.00                  1                 $314,650                0.49
---------------------------------------------------------------------------------------

Total                         153               $63,572,829             100.00        %
---------------------------------------------------------------------------------------

                         STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                           Number of             Aggregate            Percent of
                            Mortgage         Principal Balance      Mortgage Loans
State                        Loans              Outstanding         in Loan Group 1
---------------------------------------------------------------------------------------
Arizona                        3                $1,373,281               2.16         %
California                     59               $24,447,469              38.46
Colorado                       5                $1,943,277               3.06
Florida                        11               $4,835,288               7.61
Georgia                        3                $1,274,091               2.00
Hawaii                         3                $1,607,104               2.53
Maryland                       5                $2,572,038               4.05
Michigan                       3                $1,780,169               2.80
New Jersey                     6                $2,254,819               3.55
New York                       8                $2,901,452               4.56
Oregon                         4                $1,616,483               2.54
Pennsylvania                   4                $1,307,776               2.06
Texas                          7                $3,384,501               5.32
Other (less than 2%)           32               $12,275,082              19.28
---------------------------------------------------------------------------------------

Total                         153               $63,572,829             100.00        %
---------------------------------------------------------------------------------------

                                  PURPOSE OF MORTGAGE LOANS

                           Number of             Aggregate            Percent of
                            Mortgage         Principal Balance      Mortgage Loans
Finance Type                 Loans              Outstanding         in Loan Group 1
---------------------------------------------------------------------------------------
Refinance (rate/term)         121               $50,302,426              79.13        %
Refinance (cash-out)           32               $13,270,403              20.87
---------------------------------------------------------------------------------------

Total                         153               $63,572,829             100.00        %
---------------------------------------------------------------------------------------





                                   TYPES OF MORTGAGED PROPERTIES

                                         Number of           Aggregate         Percent of
                                          Mortgage       Principal Balance   Mortgage Loans
Property Type                              Loans            Outstanding      in Loan Group 1
-----------------------------------------------------------------------------------------------
Single Family Detached Dwelling             110             $45,890,582           72.19       %
Planned Unit Development                     35             $14,418,019           22.68
Low-Rise Condominium                         6              $2,295,440            3.61
2-4 Family                                   2               $968,789             1.52
-----------------------------------------------------------------------------------------------

Total                                       153             $63,572,829          100.00       %
-----------------------------------------------------------------------------------------------


                                          OCCUPANCY TYPES

                                         Number of           Aggregate         Percent of
                                          Mortgage       Principal Balance   Mortgage Loans
Occupancy Types                            Loans            Outstanding      in Loan Group 1
-----------------------------------------------------------------------------------------------
Primary Residence                           147             $60,948,701           95.87       %
Investor Property                            3              $1,358,147            2.14
Secondary Residence                          3              $1,265,981            1.99
-----------------------------------------------------------------------------------------------

Total                                       153             $63,572,829          100.00       %
-----------------------------------------------------------------------------------------------




                                    REMAINING TERMS TO MATURITY

                                         Number of           Aggregate         Percent of
Remaining Terms to                        Mortgage       Principal Balance   Mortgage Loans
Maturity (Months)                          Loans            Outstanding      in Loan Group 1
-----------------------------------------------------------------------------------------------
333                                          5              $1,781,022            2.80        %
332                                          56             $22,537,233           35.45
331                                          46             $19,373,255           30.47
330                                          16             $6,453,272            10.15
329                                          4              $1,719,780            2.71
328                                          3              $1,467,871            2.31
327                                          1               $564,351             0.89
326                                          1              $1,160,855            1.83
325                                          1               $340,582             0.54
324                                          1               $505,500             0.80
323                                          2               $732,045             1.15
322                                          1               $365,621             0.58
321                                          1               $358,106             0.56
320                                          1               $316,718             0.50
319                                          2               $858,909             1.35
317                                          1               $430,595             0.68
316                                          1               $343,673             0.54
310                                          1               $323,402             0.51
309                                          1               $329,137             0.52
305                                          1               $396,971             0.62
303                                          1               $606,474             0.95
298                                          1               $355,222             0.56
290                                          1               $922,459             1.45
275                                          1               $449,962             0.71
211                                          2               $679,783             1.07
67                                           1               $200,031             0.31
-----------------------------------------------------------------------------------------------

Total                                       153             $63,572,829          100.00       %
-----------------------------------------------------------------------------------------------




Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                      102
Aggregate Principal Balance                            $41,725,216
Average Principal Balance                                $409,071       $289,322 to $976,829
Weighted Average Mortgage Rate                            6.980%         6.500% to 10.375%
Net Weighted Average Mortgage Rate                        6.707%         6.241% to 10.116%
Weighted Average Original Term (months)                    358               240 to 360
Weighted Average Remaining Term (months)                   327               203 to 333
Weighted Average Combined Loan-to-Value Ratio             71.61%          38.10% to 95.00%



                                       MORTGAGE RATES

                                 Number of         Aggregate           Percent of
                                 Mortgage      Principal Balance     Mortgage Loans
Mortgage Rates(%)                  Loans          Outstanding        in Loan Group 2
-----------------------------------------------------------------------------------------
6.500                                8            $3,337,611              8.00         %
6.625                               10            $3,909,915              9.37
6.750                               22            $9,527,085              22.83
6.875                               37            $14,535,378             34.84
7.000                                9            $3,370,534              8.08
7.125                                1             $312,510               0.75
7.250                                3            $1,339,487              3.21
7.375                                2            $1,384,936              3.32
7.625                                1             $383,195               0.92
7.750                                2             $739,317               1.77
7.875                                1             $340,067               0.82
8.000                                2             $769,622               1.84
8.125                                1             $386,083               0.93
8.500                                1             $309,528               0.74
9.125                                1             $635,740               1.52
10.375                               1             $444,208               1.06
-----------------------------------------------------------------------------------------

                                    102           $41,725,216            100.00        %
-----------------------------------------------------------------------------------------



                           CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                 Number of         Aggregate           Percent of
Mortgage Loan                    Mortgage      Principal Balance     Mortgage Loans
Principal Balances                 Loans          Outstanding        in Loan Group 2
-----------------------------------------------------------------------------------------
$250,000.01 - $300,000.00            4            $1,181,853              2.83         %
$300,000.01 - $350,000.00           36            $11,550,312             27.68
$350,000.01 - $400,000.00           27            $10,137,427             24.30
$400,000.01 - $450,000.00           12            $5,085,690              12.19
$450,000.01 - $500,000.00            8            $3,771,710              9.04
$500,000.01 - $550,000.00            2            $1,039,552              2.49
$550,000.01 - $600,000.00            4            $2,285,958              5.48
$600,000.01 - $650,000.00            4            $2,507,826              6.01
$650,000.01 - $700,000.00            1             $661,468               1.59
$750,000.01 - $1,000,000.00          4            $3,503,421              8.40
-----------------------------------------------------------------------------------------

                                    102           $41,725,216            100.00        %
-----------------------------------------------------------------------------------------

                          DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                 Number of         Aggregate           Percent of
                                 Mortgage      Principal Balance     Mortgage Loans
Type of Program                    Loans          Outstanding        in Loan Group 2
-----------------------------------------------------------------------------------------
Full/Alternative                    82            $33,815,338             81.04        %
Reduced                             15            $5,807,159              13.92
CLUES Plus                           4            $1,323,544              3.17
Streamlined                          1             $779,176               1.87
-----------------------------------------------------------------------------------------

                                    102           $41,725,216            100.00        %
-----------------------------------------------------------------------------------------




                                ORIGINAL LOAN-TO-VALUE RATIOS

                                 Number of         Aggregate           Percent of
Range of Original                Mortgage      Principal Balance     Mortgage Loans
Loan-to-Value Ratios (%)           Loans          Outstanding        in Loan Group 2
-----------------------------------------------------------------------------------------
50.00 or Below                       6            $2,977,753              7.14         %
50.01 - 55.00                        5            $1,869,421              4.48
55.01 - 60.00                        5            $1,918,040              4.60
60.01 - 65.00                        6            $3,221,280              7.72
65.01 - 70.00                       12            $5,165,309              12.38
70.01 - 75.00                       24            $10,391,897             24.91
75.01 - 80.00                       36            $13,449,498             32.23
85.01 - 90.00                        5            $1,747,838              4.19
90.01 - 95.00                        3             $984,181               2.36
-----------------------------------------------------------------------------------------

                                    102           $41,725,216            100.00        %
-----------------------------------------------------------------------------------------


                           STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                 Number of         Aggregate           Percent of
                                 Mortgage      Principal Balance     Mortgage Loans
State                              Loans          Outstanding        in Loan Group 2
-----------------------------------------------------------------------------------------
California                          40            $16,268,172             38.99        %
Colorado                             3            $1,277,450              3.06
Connecticut                          2             $959,360               2.30
Georgia                              4            $1,561,683              3.74
Indiana                              1             $973,110               2.33
Massachusetts                        3            $1,150,149              2.76
Michigan                             2             $852,316               2.04
Montana                              2            $1,006,206              2.41
New Jersey                           5            $2,137,539              5.12
New York                             7            $2,693,954              6.46
Texas                                9            $3,935,453              9.43
Virginia                             3            $1,027,958              2.46
Washington                           3            $1,046,077              2.51
Other (less than 2%)                18            $6,835,789              16.39
-----------------------------------------------------------------------------------------

                                    102           $41,725,216            100.00        %
-----------------------------------------------------------------------------------------

                                    PURPOSE OF MORTGAGE LOANS

                                Number of          Aggregate             Percent of
                                 Mortgage      Principal Balance       Mortgage Loans
Finance Type                      Loans           Outstanding         in Loan Group 2
-----------------------------------------------------------------------------------------
Refinance (rate/term)               73            $30,396,160              72.85          %
Refinance (cash-out)                29            $11,329,056              27.15
-----------------------------------------------------------------------------------------

                                   102            $41,725,216              100.00         %
-----------------------------------------------------------------------------------------



                                  TYPES OF MORTGAGED PROPERTIES

                                      Number of         Aggregate          Percent of
                                       Mortgage     Principal Balance    Mortgage Loans
Property Type                           Loans          Outstanding       in Loan Group 2
-------------------------------------------------------------------------------------------
Single Family Detached Dwelling           76           $31,391,216            75.23       %
Planned Unit Development                  18           $7,435,939             17.82
Low-Rise Condominium                      6            $2,014,997             4.83
High-Rise Condominium                     1             $457,990              1.10
2-4 Family                                1             $425,075              1.02
-------------------------------------------------------------------------------------------

                                         102           $41,725,216           100.00       %
-------------------------------------------------------------------------------------------

                                         OCCUPANCY TYPES

                                      Number of         Aggregate          Percent of
                                       Mortgage     Principal Balance    Mortgage Loans
Occupancy Types                         Loans          Outstanding       in Loan Group 2
-------------------------------------------------------------------------------------------
Primary Residence                         99           $39,924,218            95.68       %
Investor Property                         1             $386,083              0.93
Secondary Residence                       2            $1,414,915             3.39
-------------------------------------------------------------------------------------------
                                         102           $41,725,216           100.00       %
-------------------------------------------------------------------------------------------


                                   REMAINING TERMS TO MATURITY

                                      Number of         Aggregate          Percent of
Remaining Terms to                     Mortgage     Principal Balance    Mortgage Loans
Maturity (Months)                       Loans          Outstanding       in Loan Group 2
-------------------------------------------------------------------------------------------
333                                       3            $1,292,435             3.10        %
332                                       49           $21,105,996            50.58
331                                       15           $6,366,492             15.26
330                                       9            $3,169,263             7.60
329                                       4            $1,243,622             2.98
328                                       5            $2,002,335             4.80
327                                       3            $1,315,628             3.15
324                                       1             $416,804              1.00
323                                       1             $303,692              0.73
322                                       2             $630,360              1.51
319                                       1             $297,801              0.71
318                                       2             $774,998              1.86
317                                       1             $454,945              1.09
315                                       1             $330,194              0.79
308                                       1             $379,998              0.91
303                                       1             $555,485              1.33
212                                       2             $659,102              1.58
203                                       1             $426,067              1.02
-------------------------------------------------------------------------------------------
                                         102           $41,725,216           100.00       %
-------------------------------------------------------------------------------------------


                                         EXHIBIT 2


  THE                                                                        Distribution Date:  4/26/04
BANK OF
  NEW
  YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew    Countrywide Home Loans Servicing LP
           212-815-3236                Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                       Series 2001-28

                              Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------
                                Certificate                       Pass
                      Class       Rate            Beginning    Through     Principal       Interest
Class      Cusip   Description    Type             Balance      Rate (%)  Distribution    Distribution
--------------------------------------------------------------------------------------------------------
 1A1     12669CHB9    Senior    Fix-30/360             0.00     5.000000           0.00            0.00
 1A2     12669CHC7    Senior    Fix-30/360             0.00     5.000000           0.00            0.00
 1A3     12669CHD5    Senior    Fix-30/360             0.00     5.000000           0.00            0.00
 1A4     12669CHE3    Senior    Var-30/360             0.00     1.420000           0.00            0.00
 1A5     12669CHF0   Strip IO   Var-30/360             0.00     7.080000           0.00            0.00
 1A6     12669CHG8    Senior    Fix-30/360             0.00     6.250000           0.00            0.00
 1A7     12669CHH6    Senior    Fix-30/360             0.00     6.250000           0.00            0.00
 1A8     12669CHJ2    Senior    Fix-30/360             0.00     6.250000           0.00            0.00
 1A9     12669CHK9    Senior    Fix-30/360             0.00     6.250000           0.00            0.00
 1A10    12669CHL7    Senior    Fix-30/360    29,160,000.00     6.200000   9,497,000.00      150,660.00
 1A11    12669CHM5    Senior    Fix-30/360    31,050,000.00     6.250000           0.00      161,718.75
 2A1     12669CJC5    Senior    Fix-30/360             0.00     6.500000           0.00            0.00
 2A2     12669CJD3    Senior    Fix-30/360             0.00     6.500000           0.00            0.00
 2A3     12669CJE1    Senior    Fix-30/360     6,785,509.87     6.500000   5,479,339.15       36,754.85
 2A4     12669CJF8    Senior    Fix-30/360    31,000,000.00     6.500000           0.00      167,916.67
  PO                                             425,324.58     0.000000      13,655.75            0.00
 PO-1    12669CHN3   Strip PO   Fix-30/360       187,534.12     0.000000       2,652.14            0.00
 PO-2    12669CHN3   Strip PO   Fix-30/360       237,790.46     0.000000      11,003.61            0.00
  AR     12669CHP8    Senior    Fix-30/360             0.00     6.250000           0.00            0.04
--------------------------------------------------------------------------------------------------------
  M      12669CHQ6    Junior    Fix-30/360    10,907,180.27     6.355613      47,909.89       57,768.18
  B1     12669CHR4    Junior    Fix-30/360     4,221,833.33     6.355613      18,544.44       22,360.28
  B2     12669CHS2    Junior    Fix-30/360     2,462,736.11     6.355613      10,817.59       13,043.50
  B3     12669CJR2    Junior    Fix-30/360     1,759,097.22     6.355613       7,726.85        9,316.78
  B4     12669CJS0    Junior    Fix-30/360     1,055,458.33     6.355613       4,636.11        5,590.07
  B5     12669CJT8    Junior    Fix-30/360     1,557,034.56     6.355613       6,839.29        8,246.59
--------------------------------------------------------------------------------------------------------
Totals                                       120,384,174.27               15,086,469.07      633,375.71
--------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                      Current                      Cumulative
                        Total        Realized        Ending        Realized
Class      Cusip    Distribution      Losses         Balance         Losses
------------------------------------------------------------------------------
 1A1     12669CHB9           0.00        0.00            0.00          0.00
 1A2     12669CHC7           0.00        0.00            0.00          0.00
 1A3     12669CHD5           0.00        0.00            0.00          0.00
 1A4     12669CHE3           0.00        0.00            0.00          0.00
 1A5     12669CHF0           0.00        0.00            0.00          0.00
 1A6     12669CHG8           0.00        0.00            0.00          0.00
 1A7     12669CHH6           0.00        0.00            0.00          0.00
 1A8     12669CHJ2           0.00        0.00            0.00          0.00
 1A9     12669CHK9           0.00        0.00            0.00          0.00
 1A10    12669CHL7   9,647,660.00        0.00   19,663,000.00          0.00
 1A11    12669CHM5     161,718.75        0.00   31,050,000.00          0.00
 2A1     12669CJC5           0.00        0.00            0.00          0.00
 2A2     12669CJD3           0.00        0.00            0.00          0.00
 2A3     12669CJE1   5,516,094.00        0.00    1,306,170.71          0.00
 2A4     12669CJF8     167,916.67        0.00   31,000,000.00          0.00
  PO                    13,655.75        0.00      411,668.84          0.00
 PO-1    12669CHN3       2,652.14        0.00      184,881.99          0.00
 PO-2    12669CHN3      11,003.61        0.00      226,786.85          0.00
  AR     12669CHP8           0.04        0.00            0.00          0.00
------------------------------------------------------------------------------
  M      12669CHQ6     105,678.07        0.00   10,859,270.38          0.00
  B1     12669CHR4      40,904.72        0.00    4,203,288.89          0.00
  B2     12669CHS2      23,861.09        0.00    2,451,918.52          0.00
  B3     12669CJR2      17,043.64        0.00    1,751,370.37          0.00
  B4     12669CJS0      10,226.18        0.00    1,050,822.22          0.00
  B5     12669CJT8      15,085.88        0.00    1,550,195.27    203,946.73
------------------------------------------------------------------------------
Totals              15,719,844.79        0.00  105,297,705.20    203,946.73
------------------------------------------------------------------------------



  THE                                                                            Distribution Date: 4/26/04
BANK OF
 NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                                      Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                                     Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                                          Series 2001-28

                                                          Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------
                         Original          Beginning       Scheduled                     Unscheduled      Net
                       Certificate       Certificate       Principal       Accretion      Principal     Principal
Class      Cusip         Balance           Balance       Distribution      Principal     Adjustments  Distribution
----------------------------------------------------------------------------------------------------------------------
 1A1     12669CHB9    70,941,643.00             0.00             0.00            0.00        0.00              0.00
 1A2     12669CHC7    20,000,000.00             0.00             0.00            0.00        0.00              0.00
 1A3     12669CHD5     7,781,929.00             0.00             0.00            0.00        0.00              0.00
 1A4     12669CHE3    54,846,428.00             0.00             0.00            0.00        0.00              0.00
 1A5     12669CHF0    54,846,428.00             0.00             0.00            0.00        0.00              0.00
 1A6     12669CHG8    25,000,000.00             0.00             0.00            0.00        0.00              0.00
 1A7     12669CHH6   138,836,000.00             0.00             0.00            0.00        0.00              0.00
 1A8     12669CHJ2    12,500,000.00             0.00             0.00            0.00        0.00              0.00
 1A9     12669CHK9     9,400,000.00             0.00             0.00            0.00        0.00              0.00
 1A10    12669CHL7    30,000,000.00    29,160,000.00     9,497,000.00            0.00        0.00      9,497,000.00
 1A11    12669CHM5    31,050,000.00    31,050,000.00             0.00            0.00        0.00              0.00
 2A1     12669CJC5   218,570,000.00             0.00             0.00            0.00        0.00              0.00
 2A2     12669CJD3    34,335,000.00             0.00             0.00            0.00        0.00              0.00
 2A3     12669CJE1    15,000,000.00     6,785,509.87     5,479,339.15            0.00        0.00      5,479,339.15
 2A4     12669CJF8    31,000,000.00    31,000,000.00             0.00            0.00        0.00              0.00
  PO                   1,932,003.14       425,324.58        13,655.75            0.00        0.00         13,655.75
 PO-1    12669CHN3       602,211.70       187,534.12         2,652.14            0.00        0.00          2,652.14
 PO-2    12669CHN3     1,329,791.44       237,790.46        11,003.61            0.00        0.00         11,003.61
  AR     12669CHP8           100.00             0.00             0.00            0.00        0.00              0.00
----------------------------------------------------------------------------------------------------------------------
  M      12669CHQ6    11,222,800.00    10,907,180.27        47,909.89            0.00        0.00         47,909.89
  B1     12669CHR4     4,344,000.00     4,221,833.33        18,544.44            0.00        0.00         18,544.44
  B2     12669CHS2     2,534,000.00     2,462,736.11        10,817.59            0.00        0.00         10,817.59
  B3     12669CJR2     1,810,000.00     1,759,097.22         7,726.85            0.00        0.00          7,726.85
  B4     12669CJS0     1,086,000.00     1,055,458.33         4,636.11            0.00        0.00          4,636.11
  B5     12669CJT8     1,810,096.86     1,557,034.56         6,839.29            0.00        0.00          6,839.29
----------------------------------------------------------------------------------------------------------------------
Totals                724,000,000.00   120,384,174.27   15,086,469.07            0.00        0.00     15,086,469.07
----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------
                          Current             Ending          Ending
                         Realized          Certificate     Certificate
Class      Cusip          Losses              Balance        Factor
----------------------------------------------------------------------
 1A1     12669CHB9           0.00              0.00      0.00000000000
 1A2     12669CHC7           0.00              0.00      0.00000000000
 1A3     12669CHD5           0.00              0.00      0.00000000000
 1A4     12669CHE3           0.00              0.00      0.00000000000
 1A5     12669CHF0           0.00              0.00      0.00000000000
 1A6     12669CHG8           0.00              0.00      0.00000000000
 1A7     12669CHH6           0.00              0.00      0.00000000000
 1A8     12669CHJ2           0.00              0.00      0.00000000000
 1A9     12669CHK9           0.00              0.00      0.00000000000
 1A10    12669CHL7           0.00     19,663,000.00      0.65543333333
 1A11    12669CHM5           0.00     31,050,000.00      1.00000000000
 2A1     12669CJC5           0.00              0.00      0.00000000000
 2A2     12669CJD3           0.00              0.00      0.00000000000
 2A3     12669CJE1           0.00      1,306,170.71      0.08707804744
 2A4     12669CJF8           0.00     31,000,000.00      1.00000000000
  PO                         0.00        411,668.84      0.21307876342
 PO-1    12669CHN3           0.00        184,881.99      0.30700497353
 PO-2    12669CHN3           0.00        226,786.85      0.17054317489
  AR     12669CHP8           0.00              0.00      0.00000000000
----------------------------------------------------------------------
  M      12669CHQ6           0.00     10,859,270.38      0.96760793896
  B1     12669CHR4           0.00      4,203,288.89      0.96760793896
  B2     12669CHS2           0.00      2,451,918.52      0.96760793896
  B3     12669CJR2           0.00      1,751,370.37      0.96760793896
  B4     12669CJS0           0.00      1,050,822.22      0.96760793896
  B5     12669CJT8           0.00      1,550,195.27      0.85641564409
----------------------------------------------------------------------
Totals                       0.00    105,297,705.20
----------------------------------------------------------------------



  THE                                                                 Distribution Date: 4/26/04
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                          Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                        Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28

                                            Interest Distribution Detail


             Beginning            Pass         Accrued     Cumulative                 Total
            Certificate          Through       Optimal      Unpaid      Deferred    Interest
Class         Balance             Rate (%)    Interest     Interest     Interest      Due
-----------------------------------------------------------------------------------------------
 1A1               0.00         5.000000         0.00       0.00         0.00         0.00
 1A2               0.00         5.000000         0.00       0.00         0.00         0.00
 1A3               0.00         5.000000         0.00       0.00         0.00         0.00
 1A4               0.00         1.420000         0.00       0.00         0.00         0.00
 1A5               0.00         7.080000         0.00       0.00         0.00         0.00
 1A6               0.00         6.250000         0.00       0.00         0.00         0.00
 1A7               0.00         6.250000         0.00       0.00         0.00         0.00
 1A8               0.00         6.250000         0.00       0.00         0.00         0.00
 1A9               0.00         6.250000         0.00       0.00         0.00         0.00
 1A10     29,160,000.00         6.200000   150,660.00       0.00         0.00   150,660.00
 1A11     31,050,000.00         6.250000   161,718.75       0.00         0.00   161,718.75
 2A1               0.00         6.500000         0.00       0.00         0.00         0.00
 2A2               0.00         6.500000         0.00       0.00         0.00         0.00
 2A3       6,785,509.87         6.500000    36,754.85       0.00         0.00    36,754.85
 2A4      31,000,000.00         6.500000   167,916.67       0.00         0.00   167,916.67
  PO         425,324.58         0.000000         0.00       0.00         0.00         0.00
 PO-1        187,534.12         0.000000         0.00       0.00         0.00         0.00
 PO-2        237,790.46         0.000000         0.00       0.00         0.00         0.00
  AR               0.00         6.250000         0.00       0.00         0.00         0.00
-----------------------------------------------------------------------------------------------
  M       10,907,180.27         6.355613    57,768.18       0.00         0.00    57,768.18
  B1       4,221,833.33         6.355613    22,360.28       0.00         0.00    22,360.28
  B2       2,462,736.11         6.355613    13,043.50       0.00         0.00    13,043.50
  B3       1,759,097.22         6.355613     9,316.78       0.00         0.00     9,316.78
  B4       1,055,458.33         6.355613     5,590.07       0.00         0.00     5,590.07
  B5       1,557,034.56         6.355613     8,246.59       0.00         0.00     8,246.59
-----------------------------------------------------------------------------------------------
Totals   120,384,174.27                    633,375.67       0.00         0.00   633,375.67
-----------------------------------------------------------------------------------------------



              Net         Unscheduled
            Prepayment     Interest    Interest
Class     Int Shortfall  Adjustment      Paid
-----------------------------------------------
 1A1         0.00           0.00         0.00
 1A2         0.00           0.00         0.00
 1A3         0.00           0.00         0.00
 1A4         0.00           0.00         0.00
 1A5         0.00           0.00         0.00
 1A6         0.00           0.00         0.00
 1A7         0.00           0.00         0.00
 1A8         0.00           0.00         0.00
 1A9         0.00           0.00         0.00
 1A10        0.00           0.00   150,660.00
 1A11        0.00           0.00   161,718.75
 2A1         0.00           0.00         0.00
 2A2         0.00           0.00         0.00
 2A3         0.00           0.00    36,754.85
 2A4         0.00           0.00   167,916.67
  PO         0.00           0.00         0.00
 PO-1        0.00           0.00         0.00
 PO-2        0.00           0.00         0.00
  AR         0.00           0.00         0.04
-----------------------------------------------
  M          0.00           0.00    57,768.18
  B1         0.00           0.00    22,360.28
  B2         0.00           0.00    13,043.50
  B3         0.00           0.00     9,316.78
  B4         0.00           0.00     5,590.07
  B5         0.00           0.00     8,246.59
-----------------------------------------------
Totals       0.00           0.00   633,375.71
-----------------------------------------------



  THE                                                                 Distribution Date: 4/26/04
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer: Courtney Bartholomew
         212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28

                                               Current Payment Information
                                                   Factors per $1,000

--------------------------------------------------------------------------------------------------------------------------------
                         Original       Beginning Cert.                                         Ending Cert.            Pass
                       Certificate         Notional        Principal           Interest          Notional             Through
Class      Cusip         Balance           Balance        Distribution       Distribution         Balance             Rate (%)
--------------------------------------------------------------------------------------------------------------------------------
 1A1     12669CHB9    70,941,643.00       0.000000000      0.000000000        0.000000000         0.000000000         5.000000
 1A2     12669CHC7    20,000,000.00       0.000000000      0.000000000        0.000000000         0.000000000         5.000000
 1A3     12669CHD5     7,781,929.00       0.000000000      0.000000000        0.000000000         0.000000000         5.000000
 1A4     12669CHE3    54,846,428.00       0.000000000      0.000000000        0.000000000         0.000000000         1.420000
 1A5     12669CHF0    54,846,428.00       0.000000000      0.000000000        0.000000000         0.000000000         7.080000
 1A6     12669CHG8    25,000,000.00       0.000000000      0.000000000        0.000000000         0.000000000         6.250000
 1A7     12669CHH6   138,836,000.00       0.000000000      0.000000000        0.000000000         0.000000000         6.250000
 1A8     12669CHJ2    12,500,000.00       0.000000000      0.000000000        0.000000000         0.000000000         6.250000
 1A9     12669CHK9     9,400,000.00       0.000000000      0.000000000        0.000000000         0.000000000         6.250000
1A10     12669CHL7    30,000,000.00     972.000000000    316.566666667        5.022000000       655.433333333         6.200000
1A11     12669CHM5    31,050,000.00   1,000.000000000      0.000000000        5.208333333     1,000.000000000         6.250000
 2A1     12669CJC5   218,570,000.00       0.000000000      0.000000000        0.000000000         0.000000000         6.500000
 2A2     12669CJD3    34,335,000.00       0.000000000      0.000000000        0.000000000         0.000000000         6.500000
 2A3     12669CJE1    15,000,000.00     452.367324348    365.289276912        2.450323007        87.078047436         6.500000
 2A4     12669CJF8    31,000,000.00   1,000.000000000      0.000000000        5.416666667     1,000.000000000         6.500000
 PO                    1,932,003.14     220.146940341      7.068182094        0.000000000       213.078763423         0.000000
PO-1     12669CHN3       602,211.70     311.408967308      4.403993782        0.000000000       307.004973525         0.000000
PO-2     12669CHN3     1,329,791.44     178.817860761      8.274685871        0.000000000       170.543174890         0.000000
 AR      12669CHP8           100.00       0.000000000      0.000000000        0.411519657         0.000000000         6.250000
--------------------------------------------------------------------------------------------------------------------------------
 M       12669CHQ6    11,222,800.00     971.876917604      4.268978639        5.147394312       967.607938965         6.355613
 B1      12669CHR4     4,344,000.00     971.876917604      4.268978639        5.147394312       967.607938965         6.355613
 B2      12669CHS2     2,534,000.00     971.876917604      4.268978639        5.147394312       967.607938965         6.355613
 B3      12669CJR2     1,810,000.00     971.876917604      4.268978639        5.147394312       967.607938965         6.355613
 B4      12669CJS0     1,086,000.00     971.876917604      4.268978639        5.147394312       967.607938965         6.355613
 B5      12669CJT8     1,810,096.86     860.194054688      3.778410597        4.555883470       856.415644091         6.355613
--------------------------------------------------------------------------------------------------------------------------------
Totals               724,000,000.00     166.276483798     20.837664461        0.874828329       145.438819337
--------------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28



  Pool Level Data

  Distribution Date                                                                                                      4/26/04
  Cut-off Date                                                                                                          11/ 1/01
  Determination Date                                                                                                     4/ 1/04
  Accrual Period 30/360                         Begin                                                                    3/ 1/04
                                                End                                                                      4/ 1/04
  Number of Days in 30/360 Accrual Period                                                                                     30



                                  Collateral Information

  Group 1
  --------

  Cut-Off Date Balance                                                                                            414,000,000.00

  Beginning Aggregate Pool Stated Principal Balance                                                                73,085,346.60
  Ending Aggregate Pool Stated Principal Balance                                                                   63,572,829.23

  Beginning Aggregate Certificate Stated Principal Balance                                                        120,384,174.27
  Ending Aggregate Certificate Stated Principal Balance                                                           105,297,705.19

  Beginning Aggregate Loan Count                                                                                             173
  Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                             20
  Ending Aggregate Loan Count                                                                                                153

  Beginning Weighted Average Loan Rate (WAC)                                                                           6.784360%
  Ending Weighted Average Loan Rate (WAC)                                                                              6.775679%

  Beginning Net Weighted Average Loan Rate                                                                             6.233963%
  Ending Net Weighted Average Loan Rate                                                                                6.231824%

  Weighted Average Maturity (WAM) (Months)                                                                                   331

  Servicer Advances                                                                                                         0.00

  Aggregate Pool Prepayment                                                                                         9,437,075.31
  Pool Prepayment Rate                                                                                               81.0033 CPR


  Group 2
  -------

  Cut-Off Date Balance                                                                                            310,000,000.00

  Beginning Aggregate Pool Stated Principal Balance                                                                47,298,938.96

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28



  Group 2
  -------
  Ending Aggregate Pool Stated Principal Balance                                                                   41,725,216.35

  Beginning Aggregate Certificate Stated Principal Balance                                                        120,384,174.27
  Ending Aggregate Certificate Stated Principal Balance                                                           105,297,705.19

  Beginning Aggregate Loan Count                                                                                             114
  Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                             12
  Ending Aggregate Loan Count                                                                                                102

  Beginning Weighted Average Loan Rate (WAC)                                                                           6.974179%
  Ending Weighted Average Loan Rate (WAC)                                                                              6.980096%

  Beginning Net Weighted Average Loan Rate                                                                             6.467322%
  Ending Net Weighted Average Loan Rate                                                                                6.464671%

  Weighted Average Maturity (WAM) (Months)                                                                                   331

  Servicer Advances                                                                                                    19,020.26

  Aggregate Pool Prepayment                                                                                         5,150,397.51
  Pool Prepayment Rate                                                                                               77.5219 CPR




------------------------------------------------------------------
                        Certificate Information
------------------------------------------------------------------


  Group 1
  -------
  Senior Percentage                                                                                               82.5952237066%
  Senior Prepayment Percentage                                                                                   100.0000000000%

  Subordinate Percentage                                                                                          17.4047762934%
  Subordinate Prepayment Percentage                                                                                0.0000000000%

  Group 2
  -------
  Senior Percentage                                                                                               80.2902413830%
  Senior Prepayment Percentage                                                                                   100.0000000000%

  Subordinate Percentage                                                                                          19.7097586170%
  Subordinate Prepayment Percentage                                                                                0.0000000000%

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28




   Certificate Account

   Beginning Balance                                                                                                        0.00

   Deposit
   Payments of Interest and Principal                                                                              15,388,800.73
   Liquidation Proceeds                                                                                               376,208.19
   All Other Proceeds                                                                                                       0.00
   Other Amounts                                                                                                            0.00
                                                                                                                   -------------
   Total Deposits                                                                                                  15,765,008.92



   Withdrawals
   Reimbursement of Servicer Advances                                                                                       0.00
   Payment of Master Servicer Fees                                                                                     16,661.33
   Payment of Sub Servicer Fees                                                                                        27,516.91
   Payment of Other Fees                                                                                                    0.00
   Payment of Insurance Premium(s)                                                                                      1,215.00
   Payment of Personal Mortgage Insurance                                                                                   0.00
   Other Permitted Withdrawal per the Pooling and Service Agreement                                                         0.00
   Payment of Principal and Interest                                                                               15,719,844.78
                                                                                                                   -------------
   Total Withdrawals                                                                                               15,765,238.02

   Ending Balance                                                                                                        -229.10



   Master Servicing Fees Paid                                                                                          16,661.33
   Sub Servicing Fees Paid                                                                                             27,516.91
   Insurance Premium(s) Paid                                                                                            1,215.00
   Personal Mortgage Insurance Fees Paid                                                                                    0.00
   Other Fees Paid                                                                                                          0.00

   Total Fees                                                                                                          45,393.24


   ------------------------------------------------------------------
                        Delinquency Information
   ------------------------------------------------------------------

   Group 1
   -------

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28


   ------------------------------------------------------------------
                        Delinquency Information
   ------------------------------------------------------------------


   Group 1
   -------

   Delinquency                                       31-60 Days             61-90 Days              91+ Days              Totals
   -----------                                       ----------             ----------              --------              ------

   Scheduled Principal Balance                             0.00                   0.00                  0.00                0.00
   Percentage of Total Pool Balance                   0.000000%              0.000000%             0.000000%           0.000000%
   Number of Loans                                            0                      0                     0                   0
   Percentage of Total Loans                          0.000000%              0.000000%             0.000000%           0.000000%


   Foreclosure

   Scheduled Principal Balance                             0.00                   0.00                  0.00                0.00
   Percentage of Total Pool Balance                   0.000000%              0.000000%             0.000000%           0.000000%
   Number of Loans                                            0                      0                     0                   0
   Percentage of Total Loans                          0.000000%              0.000000%             0.000000%           0.000000%

   Bankruptcy
   ----------

   Scheduled Principal Balance                             0.00                   0.00                  0.00                0.00
   Percentage of Total Pool Balance                   0.000000%              0.000000%             0.000000%           0.000000%
   Number of Loans                                            0                      0                     0                   0
   Percentage of Total Loans                          0.000000%              0.000000%             0.000000%           0.000000%

   REO
   ---

   Scheduled Principal Balance                             0.00                   0.00                  0.00                0.00
   Percentage of Total Pool Balance                   0.000000%              0.000000%             0.000000%           0.000000%
   Number of Loans                                            0                      0                     0                   0
   Percentage of Total Loans                          0.000000%              0.000000%             0.000000%           0.000000%

   Book Value of all REO Loans                                                                                              0.00
   Percentage of Total Pool Balance                                                                                    0.000000%

   Current Realized Losses                                                                                                  0.00
   Additional Gains (Recoveries)/Losses                                                                                     0.00
   Total Realized Losses                                                                                                6,780.68

   Group 2

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28





   Delinquency                                      31-60 Days             61-90 Days              91+ Days               Totals
   -----------                                      ----------             ----------              --------               ------

   Scheduled Principal Balance                             0.00                   0.00          1,077,674.60        1,077,674.60
   Percentage  of  Total Pool Balance                 0.000000%              0.000000%             2.582790%           2.582790%
   Number of Loans                                            0                      0                     2                   2
   Percentage of Total Loans                          0.000000%              0.000000%             1.960784%           1.960784%

   Foreclosure

   Scheduled Principal Balance                             0.00                   0.00            419,312.99          419,312.99
   Percentage of Total Pool Balance                   0.000000%              0.000000%             1.004939%           1.004939%
   Number of Loans                                            0                      0                     1                   1
   Percentage of Total Loans                          0.000000%              0.000000%             0.980392%           0.980392%

   Bankruptcy
   ----------

   Scheduled Principal Balance                             0.00                   0.00            348,012.34          348,012.34
   Percentage of Total Pool Balance                   0.000000%              0.000000%             0.834058%           0.834058%
   Number of Loans                                            0                      0                     1                   1
   Percentage of Total Loans                          0.000000%              0.000000%             0.980392%           0.980392%

   REO
   ---

   Scheduled Principal Balance                             0.00                   0.00            635,739.53          635,739.53
   Percentage of Total Pool Balance                   0.000000%              0.000000%             1.523634%           1.523634%
   Number of Loans                                            0                      0                     1                   1
   Percentage of Total Loans                          0.000000%              0.000000%             0.980392%           0.980392%

   Book Value of all REO Loans                                                                                              0.00
   Percentage of Total Pool Balance                                                                                    0.000000%

   Current Realized Losses                                                                                                  0.00
   Additional Gains (Recoveries)/Loss                                                                                       0.00
   Total Realized Losses                                                                                              197,165.14


   ------------------------------------------------------------------
             Subordination/Credit Enhancement Information
   ------------------------------------------------------------------



   Protection                                                                                       Original             Current
   ----------                                                                                       --------             -------

   Bankruptcy Loss                                                                                200,000.00          200,000.00
   Bankruptcy Percentage                                                                           0.027624%           0.189937%

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28




   Protectionn                                                                                      Original             Current
   ----------                                                                                       --------             -------

   Credit/Fraud Loss                                                                           14,480,000.00                0.00
   Credit/Fraud Loss Percentage                                                                    2.000000%           0.000000%
   Special Hazard Loss                                                                         14,480,000.00        2,321,709.76
   Special Hazard Loss Percentage                                                                  2.000000%           2.204893%

   Credit Support                                                                                   Original             Current

   Class A                                                                                    701,193,103.14       83,430,839.55
   Class A Percentage                                                                             96.849876%          79.233293%

   Class M                                                                                     11,222,800.00       10,859,270.38
   Class M Percentage                                                                              1.550110%          10.312922%

   Class B1                                                                                     4,344,000.00        4,203,288.89
   Class B1 Percentage                                                                             0.600000%           3.991814%

   Class B2                                                                                     2,534,000.00        2,451,918.52
   Class B2 Percentage                                                                             0.350000%           2.328558%

   Class B3                                                                                     1,810,000.00        1,751,370.37
   Class B3 Percentage                                                                             0.250000%           1.663256%

   Class B4                                                                                     1,086,000.00        1,050,822.22
   Class B4 Percentage                                                                             0.150000%           0.997954%

   Class B5                                                                                     1,810,096.86        1,550,195.27
   Class B5 Percentage                                                                             0.250013%           1.472202%



   ------------------------------------------------------------------
                       Reserve Fund Information
   ------------------------------------------------------------------




   Class 1A10 Reserve Ac
   ---------------------

   Beginning Balance                                                                                                   11,650.00
   Deposits                                                                                                                 0.00
   Accrued Interest                                                                                                         0.00
   Withdrawals                                                                                                              0.00
   Ending Balance                                                                                                      11,650.00

  THE
BANK OF
  NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
                                            Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew
           212-815-3236                          Mortgage Pass-Through Trust
Associate: AnnMarie Cassano
           212-815-8318                               Series 2001-28





   Class 1A10 Rounding Account
   ---------------------------

   Beginning Balance                                                                                                      888.71
   Deposits                                                                                                               111.29
   Accrued Interest                                                                                                         0.00
   Withdrawals                                                                                                            340.39
   Ending Balance                                                                                                         659.61



   ------------------------------------------------------------------
                        MBIA Insurance Information
   ------------------------------------------------------------------

   Class 1-A10 MBIA Draw                                                                                                    0.00

   Total Gross Prepayment Interest Shortfall                                                                            8,418.73
   Compensation for Gross PPIS from Servicing Fees                                                                      8,418.73

   Total Net PPIS (Non-Supported PPIS)                                                                                      0.00